                                                                     Exhibit 3.7

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SMB CORPORATION

                                    ARTICLE I

      The name of the corporation is:

                                 SMB CORPORATION

                                   ARTICLE II

      The address of its registered office in the State of Delaware is 100 West 10th Street, in the City of Wilmington, County of New Castle. The agent in charge thereof is The Corporation Trust Company.

                                   ARTICLE III

      The nature of the business or purposes to be conducted or promoted is:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      To carry on a general manufacturing business; to design, patent, manufacture, assemble, buy, sell, distribute, own, hold, demonstrate, install, maintain, operate, prepare, lease, license, mortgage, import, export and in any other manner deal in and deal with as principal, agent, or otherwise, patented articles, mechanical devices, machinery, appliances, equipment, goods, wares and merchandise of every kind, nature and character together with raw materials, parts, supplies and any other articles or things necessary, useful or desirable in connection therewith; to acquire by purchase, lease or otherwise, erect, maintain, operate, own, hold, lease, mortgage, sell, convey, exchange and in any other manner deal in and deal with factories, manufacturing plants, work shops, warehouses, stores and buildings of all kinds together with tools, machinery and equipment necessary or desirable for the conduct of the business.

      To acquire the good will, rights and property of, and to undertake the whole or any part of the assets and liabilities of, any person, firm, association, or corporation; to pay far the same in cash, the stock of the corporation, or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased, to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

      To guaranty, purchase, or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidence of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

      To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

      To acquire, hold and sell real estate necessary for and incident to the operation of the business of the corporation and to transact any and all business connected with said business.

      To borrow or raise moneys for any of the purposes of the corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds and other negotiable and non-negotiable instruments, to make and issue its debenture bonds or certificates of indebtedness, payable to bearer or otherwise, with or without interest coupons attached, and in addition to such interest, until such debenture bond or certificate or indebtedness is discharged, but not thereafter, with or without participation, in the earnings, or a share of the earnings of the corporation, and secure the payment of any of the foregoing evidences of indebtedness and of the interest thereof by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, exchange or otherwise dispose of such obligations of the corporation for its corporate purposes.

      To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of the objectives or the furtherance of any powers hereinabove set forth; to engage in and conduct any lawful business for profit at such places and to enter into any general, special or limited partnership as a general, special or limited partner; or in any association or arrangement for sharing profits, union of interest, reciprocal concessions or transactions capable of being conducted so as to benefit directly or indirectly the corporation.

      To raise or procure funds from other individuals, firms, associations or corporations to be invested in any business in which this corporation might engage, for and on behalf of the parties investing such funds as individual owners or in one or more joint ventures, general partnerships, limited partnerships, syndicates or other associations or other corporations, whether the corporation is or is not a co-owner, joint venture, associate, partner or stockholder in the business in which such funds are levied.

      To guarantee, co-sign and be surety for the debts due and obligations of its subsidiaries, affiliates, parent corporation, stockholders, partners, whether general, special or limited, joint co-adventurers, co-tenants, and any other persons, firms or corporations, the obtaining of a loan commitment or contract by which will beneficially affect this corporation or its shareholders; provided, it shall not be the purpose of this corporation to transact a business or do any act prohibited by law to a business corporation.

      To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

      (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

      (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

      (c) franchises, licenses, grants, authorities and concessions.

      The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

                                   ARTICLE IV

      The total number of shares of stock which the corporation shall have authority to issue, all of which shall be of one class of $.10 par value is as follows:

No. of Shares                     Class of Stock                        Par Value
-------------                     --------------                        ---------
  200,000                         Voting Common                           $ .10

                                    ARTICLE V

      The name and mailing address of the incorporator is as follows:

       Name                                     Mailing Address
       ----                                     ---------------
Rebecca O. Marshall                       5th Floor, 100 Park Avenue
                                          Oklahoma City, Oklahoma 73102

                                   ARTICLE VI

      The corporation is to have perpetual existence.

                                   ARTICLE VII

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

      To adopt, amend, or repeal the by-laws of the corporation;

      To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

      To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

      By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, to act at the meeting in the place of any such absent or disqualified member.

                                  ARTICLE VIII

      Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the General Corporation Law of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE IX

      Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                                    ARTICLE X

      The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of March, 1977.

                                                /s/ Rebecca O.Marshall
                                              ---------------------------------
                                              Rebecca O. Marshall
                                              5th Floor, 100 Park Avenue
                                              Oklahoma City, Oklahoma 73102

STATE OF OKLAHOMA       )
                        ) ss.
COUNTY OF OKLAHOMA      )

      BE IT REMEMBERED that on this 8th day of March, 1977, personally came before me, a Notary public for the State of Oklahoma, REBECCA O. MARSHALL, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be the act and deed of the signer and that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.

                                               /s/ Karen C. Cleaton
                                              -----------------------
                                              Notary Public

My commission expires:

April [Illegible], 1980

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SMB CORPORATION

      SMB Corporation (the "Corporation", a Delaware corporation, does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof in its entirety and by substituting in lieu thereof the following new Article IV:

                                   ARTICLE IV

      The total number of shares of stock which the corporation shall have authority to issue shall be 3,000 shares of Voting Common Stock, $.10 par value per share.

      2. Upon the effectiveness of this amendment, each 63.4 outstanding shares of Voting Common Stock shall be combined into one share of Voting Common Stock.

      3. This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, SMB Corporation has caused this certificate to be signed by its Vice President and Assistant Secretary this 27th day of April, 1992.

                                        SMB CORPORATION

                                        By: /s/ Richard J. Harris
                                            --------------------------

                                                   Vice President

                                        By: /s/ Kevin W. Donnelly
                                            --------------------------

                                                   Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SMB CORPORATION

      SMB Corporation (the "Corporation") , a Delaware corporation, does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof in its entirety and by substituting in lieu thereof the following new Article I:

                                    ARTICLE I

      The name of the corporation is: Commercial Environmental Systems Group, Inc.

      2. This amendment has been duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Secretary this 29th day of May, 1992.

                                          SMB CORPORATION

                                          By: /s/ Richard L. Bready
                                              --------------------------
                                                         President

                                          By: [Illegible]
                                              --------------------------
                                                         Secretary

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         COMMERCIAL ENVIRONMENTAL SYSTEMS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Commercial Environmental Systems Group, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

               ARTICLE I:  The name of the corporation is CES GROUP, INC.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer this 27th day of September, 2004.

                              COMMERCIAL ENVIRONMENTAL SYSTEMS
                              GROUP, INC.


                              By:  /s/Edward J. Cooney
                                   ------------------------------------
                                   Vice President and Treasurer
                                   Edward J. Cooney